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                 CONSENT OF STRADLEY RONON STEVENS & YOUNG, LLP


We hereby consent to the reference to our firm included in the initial registration statement of AIM Core Allocation Portfolio Series (the "Trust") and to the use of our opinion of counsel, incorporated by reference to Exhibit (j) to the Trust's registration statement.



/s/ Stradley Ronon Stevens & Young, LLP
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Stradley Ronon Stevens & Young, LLP

August 8, 2005